
THE COMMERCE GROUP, INC.
A Massachusetts Corporation
BAY FINANCE COMPANY, INC.
A Massachusetts Corporation
A Wholly-Owned Subsidiary
COMMERCE HOLDINGS, INC.
A Massachusetts Corporation
A Wholly-Owned Insurance
Holding Company
CLARK-PROUT INSURANCE AGENCY, INC.
A Massachusetts Corporation
A Wholly-Owned Subsidiary
THE COMMERCE INSURANCE COMPANY
A Massachusetts Corporation
A Wholly-Owned Subsidiary
CITATION INSURANCE COMPANY
A Massachusetts Corporation
A Wholly-Owned Subsidiary
ACIC HOLDING CO., INC.
A Rhode Island Corporation
A 95% Owned Holding Company
COMMERCE WEST INSURANCE COMPANY
A California Corporation
A Wholly-Owned Subsidiary
AMERICAN COMMERCE INSURANCE
COMPANY
An Ohio Corporation
A Wholly-Owned Subsidiary